Exhibit 99.1

News Release

Miller Corporate Center

AVERY DENNISON AND 3M

TERMINATE AGREEMENT FOR SALE OF

OFFICE AND CONSUMER PRODUCTS BUSINESS

PASADENA, Calif., Oct. 3, 2012 — Avery Dennison Corporation (NYSE:AVY) and 3M Company (NYSE:MMM) have terminated the definitive agreement under which 3M would have purchased Avery Dennison’s Office and Consumer Products business, the two companies announced today.

Avery Dennison will continue to pursue a divestiture of the Office and Consumer Products business.

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About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and 30,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Pasadena, California, the company reported sales from continuing operations of $6 billion in 2011.  Learn more at www.averydennison.com.

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com